For Immediate Release

Investor Contact:	Media Contact:
Terri MacInnis	Stephanie Sampiere,
Bibicoff + MacInnis, Inc.	ICR, Inc
818.379.8500	646.277.1222
terri@bibimac.com	Stephanie.Sampiere@icrinc.com

Organic To Go Announces Preliminary Sales for the
Third Quarter and Nine-Month Periods
Company to Present at Two Upcoming Investor Conferences

SEATTLE, Wash - (October 7, 2008) - Organic To Go (OTCBB: OTGO), the nation’s first fast-casual café chain to be certified as an organic retailer by the USDA, today announced preliminary sales results for the third quarter and nine month periods ending September 30, 2008. Sales for the third quarter are estimated to increase 72% to an estimated $6.4 million from $3.7 million in the year-ago quarter, while sales for the nine-month period are estimated to increase 57% to an estimated $17.6 million from $11.2 million.

Jason R. Brown, Chairman and CEO, commented, “Our strong sales growth is indicative of consumers’ continued interest in fresh food and healthy living, and our ability to execute on the numerous opportunities we have in the marketplace across our multi-channel business model. We are particularly gratified with the warm reception we are receiving in the Metro DC area, which is rapidly becoming our strongest market, as we continue to build out our presence on the East Coast. We are also experiencing rave reviews for our new fall and winter catering menu, which has further dispelled the notion that eating ‘organic’ means having to sacrifice time-tested favorite dishes at breakfast, lunch or dinner.”

Brown continued, “We certainly realize that formidable economic headwinds are negatively impacting overall discretionary spending, and have in fact resulted in pockets of softness across parts of our business, particularly in Southern California. Still, we are a young developing company and we strongly believe that the demand for healthy and ‘clean’ ingredients will continue to grow past these challenging times and our goal is to continue to develop a strong dedicated customer base. Our belief long term is that our branded business model largely transcends current macro conditions and this cultural shift in Americans’ eating habits will remain the driving force that will enable us to significantly expand our namesake brand for many years to come.”

The Company is also pleased to announce that it will present at two upcoming investor conferences. On Tuesday, October 14, 2008, the Company will present at the Wachovia 2008 Consumer Growth Conference at the New York Palace Hotel in New York City at 9:30 AM Eastern Time. On Wednesday, October 15, 2008, the Company will present at the Canaccord Adams Healthy Living Conference at the Renaissance Hotel in Boston, MA at 11:00 AM Eastern Time.

Investors and interested parties can access these webcasts by visiting the Company’s website at www.organictogo.com under the investor relations section.

About Organic To Go

Based in Seattle, Organic To Go is the nation’s first fast casual café chain to be certified as an organic retailer with locations in Seattle, Los Angeles, San Diego and the Washington, DC metropolitan area. Organic To Go’s delicious organic food is currently available in more than 170 locations including 33 cafés, more than 120 wholesale locations, 17 universities, 11 locations at Los Angeles International Airport and one franchise café scheduled to open soon at the San Diego International Airport. The company’s multi-channel business model includes Retail, Corporate Catering and Wholesale operations. Organic To Go’s mission is to become the leading branded provider of certified organic and natural, soups, salads, sandwiches, pizzas, entrees and other food products to corporate, university and other institutional customers in selected urban areas nationwide. All Organic To Go fare is made with organic ingredients whenever possible and is always natural, free of harmful chemicals and created with care. For more information, visit www.organictogo.com.

This press release includes statements that may constitute "forward-looking" statements. Forward-looking statements include statements that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.